UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2010

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its chapter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100
Emeryville, California	94608-1071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 3, 2010, Mollusk Holdings LLC (“Mollusk”) adopted a stock trading plan to sell a portion of its LeapFrog Enterprises, Inc. (the “Company”) stock over the next eight months. The pre-arranged stock trading plan is intended to comply with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934 and with the Company’s policies regarding stock transactions. Mollusk is controlled by Lawrence J. Ellison.

Under the terms of the plan, Mollusk may sell up to approximately 2.6 million shares with a daily trading volume not to exceed 18,000 shares. Sales will not begin prior to December 3, 2010. The transactions under the trading plan will be disclosed publicly through Form 4 and Form 144 filings by Mollusk with the Securities and Exchange Commission.

Mollusk currently holds approximately 16.2 million shares of Class B common stock, which represents approximately 25.3% of the Company’s outstanding capital stock and approximately 52.9% of the voting power of the Company’s outstanding capital stock. All shares that are sold will be converted into Class A common stock at or before the time of sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

	By:	/s/ Mark A. Etnyre
Date: November 3, 2010		Mark A. Etnyre
Chief Financial Officer